UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 30, 2005

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SFBC INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-16119	59-2407464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11190 Biscayne Blvd., Miami, Florida 33181

(305) 895-0304

(Address and telephone number
of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

Entry into a Material Definitive Agreement.

ITEM 1.02.

Termination of a Material Definitive Agreement.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

The board of directors of SFBC International, Inc. (“SFBC”) elected Mr. Jeffrey P. McMullen as the new chief executive officer replacing Mr. Arnold Hantman effective as of December 30, 2005.    Mr. McMullen continues to serve as chief executive officer and president of SFBC’s wholly-owned subsidiary, PharmaNet, Inc. The board agreed to enter into a new three-year employment agreement with Mr. McMullen.  The financial terms of the employment agreement of Mr. McMullen will be determined by the Compensation Committee after consulting with the Compensation Committee’s independent compensation consultant.  However, the board agreed with Mr. McMullen that his financial package will be the greater of (i) that received by Mr. Hantman or (ii) that received by chief executive officers of SFBC’s competitors.  The non-economic terms of his new employment agreement is  expected to be similar to his  current employment agreement.

Additionally, on January 2, 2006, the board of directors elected Mr. Jack Levine as chairman of the board of directors.  Mr. Levine previously was Lead Director.  Mr. McMullen was elected as a director at SFBC’s annual meeting in June 2005 and continues to serve as a director.

Information concerning the background including employment history of Mr. McMullen and his current employment agreement  with SFBC is contained in SFBC’s proxy statement filed on May 23, 2005.  On December 30, 2005, the board of directors of SFBC  reached severance agreements with Mr. Arnold Hantman and Dr. Lisa Krinsky pursuant to which Mr. Hantman resigned his positions as chief executive officer and a director of SFBC, and Dr. Krinsky resigned her positions as president and chairman of the board (as well as a director) of SFBC.

Pursuant to their severance agreements, Mr. Hantman will receive approximately $2.025 million, and Dr. Krinsky will receive approximately $1.8 million, paid one-half in early January 2006 and the balance will be placed in escrow and released six months later.  Both Mr. Hantman and Dr. Krinsky agreed to extend their non-competition agreements from 12 months to 24 months.  Had their employment agreements been terminated without cause, Mr. Hantman and Dr. Krinsky would each have been entitled to an immediate payment of three times their base salaries and immediate vesting of all outstanding options and restricted stock units.  As part of their severance agreements, each waived their right to 15,913 restricted stock units and 32,520 options that would have vested upon termination without cause.  Additionally, bonuses for the 12-month period ending March 31, 2006, approximately $600,000 of which would have accrued by December 31, 2005, will not be paid.  By entering into the severance agreements, the Company incurred a one-time fourth quarter charge of approximately $3.825 million rather than approximately $4.8 million had these executives been terminated without cause under their employment agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFBC INTERNATIONAL, INC.
By:	/s/ Jeffrey P. McMullen
Chief Executive Officer

Date:   January 6, 2006

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